CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm”, “Financial Highlights” and “Appendix B – Financial Highlights of the Acquired Funds and the Acquiring Funds” in the Information Statement/Prospectus included in this Registration Statement (Form N-14) of UBS Series Funds.

We also consent to the references to our firm under the captions “Complete and partial portfolio holdings—arrangements to disclose to service providers and fiduciaries” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, dated August 29, 2022, included in Post-Effective Amendment No. 70 to the Registration Statement (Form N-1A, File No. 333-52965) of UBS Series Funds, filed with the Securities and Exchange Commission, and incorporated by reference into the Information Statement/Prospectus included in this Registration Statement.

We also consent to the incorporation by reference of our reports dated June 28, 2022, with respect to the financial statements and financial highlights of UBS Select Government Investor Fund, UBS Select Treasury Investor Fund, UBS Select ESG Prime Investor Fund, UBS Select Prime Investor Fund, UBS Prime Investor Fund, UBS Tax-Free Investor Fund, UBS Select Government Institutional Fund, UBS Select Treasury Institutional Fund, UBS Select ESG Prime Institutional Fund, UBS Select Prime Institutional Fund, UBS Prime Reserves Fund and UBS Tax-Free Reserves Fund (twelve of the funds constituting UBS Series Funds) included in the Annual Report to Shareholders (Form N-CSR) for the year ended April 30, 2022, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 10, 2022